Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-65980 of Fossil Group, Inc. on Form S- 8 of our report dated July 15, 2020, relating to the financial statements and financial statement schedule of Fossil Group, Inc. Savings and Retirement Plan, appearing in this Annual Report on Form 11-K of the Fossil Group, Inc. Savings and Retirement Plan for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Dallas, Texas
July 15, 2020